Exhibit 99.2

GREENHUNTER ENERGY, INC.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

The following Unaudited Pro Forma Consolidated Financial Data are derived from the consolidated financial statements of GreenHunter Energy, Inc. (“GreenHunter”) and certain historical financial data in respect of various assets acquired by GreenHunter Water, LLC, a subsidiary of GreenHunter. The Unaudited Pro Forma Consolidated Balance Sheet of GreenHunter as of December 31, 2011 has been prepared assuming Hunter Disposal acquisition and all necessary ancillary transactions had been consummated on December 31, 2011. The Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2011 has been prepared assuming the Hunter Disposal acquisition and all necessary ancillary transactions had been consummated as of January 1, 2011. The pro forma adjustments set forth on the attached Unaudited Pro Forma Consolidated Balance Sheet and Unaudited Pro Forma Consolidated Statements of Operations reflects the following as if they occurred on the dates hereinabove set forth:

(1)	Incurrence of indebtedness under the security agreement and promissory note entered into with Amegy Equipment Finance dated February 16, 2012.
(2)	Incurrence of indebtedness under the convertible promissory note entered into with Triad Hunter, LLC dated February 17, 2012.
(3)	Issuance of common stock upon the closing date of the Hunter Disposal acquisition.
(4)	Issuance of our 10% Series C preferred stock upon the closing date of the Hunter Disposal acquisition.

The Unaudited Pro Forma Balance Sheet reflects the preliminary adjustments to record the estimated fair values of the assets and liabilities acquired in the acquisition of Hunter Disposal. The final entries, and the resulting effect on GreenHunter’s balance sheet as well as items in GreenHunter’s Income Statements, may differ based on the actual determination of the fair values of the assets acquired and liabilities assumed.

Transaction costs related to these acquisitions will be recorded as expenses in the periods in which these costs are incurred. These expenses are not included in the Unaudited Pro Forma Consolidated Statement of Operations.

The Unaudited Pro Forma Consolidated Financial Data should be read in conjunction with the notes thereto and with the consolidated financial statements of GreenHunter and the notes thereto as filed in GreenHunter’s Form 10-K.

The Unaudited Pro Forma Consolidated Financial Data are not indicative of the financial position or results of operations of GreenHunter which would actually have occurred if the transactions described above had occurred at the dates presented or which may be obtained in the future. In addition, future results may vary significantly from the results reflected in such statements due to future acquisitions and other factors.

The unaudited Pro Forma Consolidated Financial Data includes financial information received from Hunter Disposal and such financial information has been accepted and incorporated as presented without independent verification of such financial information.

GREENHUNTER ENERGY, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF DECEMBER 31, 2011

	GreenHunter Historical	Hunter Disposal Historical			Pro Forma Adjustments	Pro Forma
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$84,823	$—	(A	)	$1,290,775	$1,375,598
Accounts receivable	63,049	2,355,636	(A	) (F)	502,293	2,920,978
Related party accounts receivable	204,762	2,217,010	(A	)	(2,217,010)	204,762
Prepaid expenses and other current assets	218,357	—	(A	)	13,641	231,998

Total current assets	570,991	4,572,646			(410,301)	4,733,336

FIXED ASSETS:
Land and improvements	3,243,687	—			—	3,243,687
Buildings	1,674,827	—			—	1,674,827
Plant, equipment, and other fixed assets	3,702,455	3,862,681	(A	)	4,884,173	12,449,309
Accumulated depreciation	(570,552)	(491,025)	(A	)	491,025	(570,552)
Construction in progress	12,842,251	—			—	12,842,251

Net fixed assets	20,892,668	3,371,656			5,375,198	29,639,522

OTHER ASSETS:
Deferred financing costs, net of amortization of $253,705	254,285	—			—	254,285
Other noncurrent assets	1,448,136	29,717	(A	)	(18,781)	1,459,072

Total assets	$23,166,080	$7,974,019			$4,946,116	$36,086,215

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Bank overdraft	$—	$355,517	(A	)	$(355,517)	$—
Current portion of notes payable	264,606	82,675	(A	)	492,566	839,847
Note payable to related party	889,269	33,430	(A	)	(33,430)	889,269
Redeemable debentures, net of discount of $19,923	5,281,884	—			—	5,281,884
Accounts payable and accrued liabilities	7,578,628	2,297,705	(A	) (F)	689,443	10,565,776
Dividends payable	168,461	—			—	168,461
Deferred revenue—related party	65,925	—			—	65,925
Convertible securities	23,857	—			—	23,857

Total current liabilities	14,272,630	2,769,327			793,062	17,835,019

NON-CURRENT LIABILITIES:
Notes payable, less current portion	2,076,119	189,577	(A	)	1,435,182	3,700,878
Notes payable, less current portion—related party	—	50,145	(A	)	(50,145)	—
Asset retirement obligation	—	26,928	(A	)	427	27,355
Convertible note payable	—	—	(A	)	2,200,000	2,200,000

Total liabilities	16,348,749	3,035,977			4,378,526	23,763,252

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Series A 8% convertible preferred stock, $.001 par value, $1,327 stated value, 5,978 issued and outstanding, liquidation preference of $8,102,516	7,934,055	—			—	7,934,055
Series B convertible preferred stock, $.001 par value, $1,000 stated value, 9,802 issued and outstanding, liquidation preference of $9,802,000	9,802,000	—			—	9,802,000
Series C 10% convertible preferred stock, $.001 par value	—	—	(A	)	2,200,000	2,200,000
Common stock, $.001par value, 90,000,000 authorized shares, 26,177,989 issued and outstanding	26,178	—	(A	)	1,847	28,025
Additional paid-in capital	94,677,525	1,358,057	(A	)	1,945,728	97,981,310
Accumulated deficit prior to re-entering development stage	(126,670,716)	—			—	(126,670,716)
Accumulated earnings during development stage	21,483,185	3,579,985	(A	)	(3,579,985)	21,483,185
Treasury stock, at cost, 13,985 shares	(208,983)	—			—	(208,983)
Unearned common stock in KSOP, at cost, 15,200 shares	(225,913)	—			—	(225,913)

Total stockholders’ equity	6,817,331	4,938,042			567,590	12,322,963

Total liabilities and stockholders’ equity	$23,166,080	$7,974,019			$4,946,116	$36,086,215

See accompanying notes to Unaudited Pro Forma consolidated Financial Data

GREENHUNTER ENERGY, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2011

	GreenHunter Historical	Hunter Disposal Historical			Pro Forma Adjustments	Pro Forma
REVENUE:
Storage rental revenue—related party	$937,907	$—	(G	)	$(77,740)	$860,167
Other revenue—related party	167,433	—			—	167,433
Water disposal revenue	—	11,224,840			—	11,224,840
Water disposal revenue—related party	—	1,852,032	(G	)	(87,074)	1,764,958

Total revenues	1,105,340	13,076,872			(164,814)	14,017,398

COSTS AND EXPENSES:
Cost of services	1,065,154	9,058,973	(G	)	(164,814)	9,959,313
Project costs	3,316	—			—	3,316
Depreciation expense	189,656	328,267	(B	)	577,048	1,094,971
Selling, general and administrative	4,158,096	661,693			—	4,819,789

Total costs and expenses	5,416,222	10,048,933			412,234	15,877,389

OPERATING LOSS	(4,310,882)	3,027,939			(577,048)	(1,859,991)

OTHER INCOME (EXPENSE):
Interest and other income	461,213	19,919			—	481,132
Interest, accretion and other expense	(781,791)	(20,821)	(C	)	(320,179)	(1,122,791)
Unrealized loss on convertible securities	(185,944)	—			—	(185,944)

Total other income (expense)	(506,522)	(902)			(320,179)	(827,603)

Net income (loss)	(4,817,404)	3,027,037			(897,227)	(2,687,594)
Preferred stock dividends	(679,106)	—	(D	)	(220,000)	(899,106)

Net loss to common stockholders	$(5,496,510)	$3,027,037			$(1,117,227)	$(3,586,700)

Weighted average shares outstanding, basic and diluted	24,669,783		(E	)	1,846,722	26,516,505
Basic earnings (loss) per share:
Net loss per share	$(0.22)					$(0.14)

See accompanying notes to Unaudited Pro Forma Consolidated Financial Data

GREENHUNTER ENERGY, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

(A)	To record the acquisition of Hunter Disposal for an estimated purchase price of $9.9 million. The estimated purchase price includes the cash payment of $2.2 million, the shares of common stock of GreenHunter that were issued to Triad Hunter, LLC, the parent of Hunter Disposal, the shares of 10% Series C Preferred Stock of Green Hunter that were issued to Triad Hunter, and the convertible promissory note payable to Triad Hunter. Hunter Disposal did not assume any existing debt in the acquisition. The acquisition is accounted for under the purchase method of accounting. All assets acquired and liabilities assumed are recorded at fair market value as determined by management. As noted above, these are preliminary estimates and are subject to adjustment. The following table summarizes the assets acquired, liabilities assumed, and purchase price paid:

Fair value of consideration transferred:
Cash paid	$2,200,000
1,846,722 shares of common stock issued on February 17, 2012 at $1.70 per share	3,305,632
88,000 shares of 10% Series C Preferred Stock at stated value of $25 per share	2,200,000
10% Convertible Promissory note	2,200,000

Total	$9,905,632

Amounts recognized for assets acquired and liabilities assumed:
Cash	$1,290,775
Accounts receivable	2,945,003
Prepaid expense	13,641
Accounts payable & accrued expenses	(3,074,222)
Disposal wells	6,263,078
Land and improvements	13,776
Field equipment (excluding disposal wells)	2,466,500
Office and admin assets	3,500
Deposits	10,936
Asset retirement obligation	(27,355)

Total	$9,905,632

(B)	To record the pro forma adjustment to Hunter Disposal’s depreciation expense as the result of treating the acquisition of Hunter Disposal as if it had occurred January 1, 2011. Depreciation of disposal wells is provided using the straight line method over useful lives of 15 years. Depreciation of field equipment is provided using the straight line method over useful lives of 10 years. Depreciation of office and admin assets is provided using the straight line method over useful lives of 7 years.

(C)	To record the pro forma adjustment to Hunter Disposal’s interest expense as the result of treating the acquisition of Hunter Disposal and the related debt as if it had occurred January 1, 2011. GreenHunter entered into a note payable with a bank in the amount of $2.2 million, bearing a fixed interest rate of 5.5%, to finance a portion of the consideration paid in our acquisition of Hunter Disposal. The note is collateralized by the equipment acquired. GreenHunter also entered into a 10% convertible promissory note for $2.2 million payable to Triad Hunter as partial consideration in the Hunter Disposal acquisition. Terms of payment under the note are interest only due quarterly from May 17, 2012 to February 17, 2013. Thereafter, beginning May 17, 2013 and continuing quarterly until February 17, 2017, the payments due will include accrued interest and principle payments of $137,500 per quarter. The promissory note matures on February 17, 2017 and is convertible at any time by the holder into shares of common stock of the Company at a conversion price of $2.50 per share.

(D)	To record the pro forma adjustment to preferred dividend expense as the result of treating the acquisition of Hunter Disposal and the related issuance of 10% Series C Preferred Stock as if it had occurred January 1, 2011.

(E)	Acquisition shares were added to the weighted average number of common shares outstanding as if the shares were issued January 1, 2011.

(F)	To record elimination adjustment of $87,074 to properly eliminate intercompany balances.

(G)	To record elimination adjustment to properly eliminate intercompany revenues and cost of services.